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WSi INTERACTIVE CORPORATION         Symbols: CDNX- WIZ                 OTC-WIZZF



                                  NEWS RELEASE

January 13th, 2000

WSI INTERACTIVE LAUNCHES OPT-IN E-MAIL AFFILIATE PROGRAM FOR TARGETPACKS.COM DIVISION.

WSI INTERACTIVE CORP. is pleased to announce the launch of TargetPacks.com's opt-in, e-mail affiliate program. Internet companies with their own opt-in list or subscriber base can now have them professionally managed to generate significant and sustainable revenue through TargetPacks.com.

TargetPacks.com offers complete solutions for companies wanting to conduct on-line marketing campaigns for business to business or business to consumer. TargetPacks.com's calls upon WSi's ten years of direct marketing experience to create compelling, results driven campaigns that are delivered to highly targeted audience via opt-in e-mail.

TargetPacks.com has sophisticated programs that allow clients to definitively target prospects, personalize and deliver the message, track and analyze the results, and generate timely and pertinent responses. With access to literally millions of opt-in email addresses, TargetPacks.com provides effective, targeted campaigns that are information rich and full of value for its online clients.

As the result of WSi's recent software agreement with Photochannel Networks, TargetPacks.com can provide multimedia e-mail advertising services. This ability greatly enhances readability and response to on-line campaigns and gives TargetPacks.com a significant competitive advantage.

Executed correctly, e-marketing campaigns are extremely effective in providing exceptional response rates unrivaled by traditional marketing methods. As more and more people come into the world of the internet and discover the ease and convenience of communicating on line, the businesses that are effectively utilizing this method of message delivery will have a clear advantage. The number of solicited commercial e-mail delivered in the United States is expected to grow to more than 250 Billion by the year 2002, according to Forrester Research.

TargetPacks.com is in a similar business to Yes Mail (NASDAQ:YESM), Digital Impact (NASDAQ:DIGI), Netcreations (NASDAQ:NTCR), Lifeminders (NASDAQ:LFMN), and Exactis.com (NASDAQ:XACT).

TargetPacks.com conducts business-to-business and business to consumer, opt-in e-mail marketing programs and other on-line campaigns for a wide variety of client groups. With access to literally millions of opt-in e-mail lists, TargetPacks.com is able to identify and segment finely targeted consumer and business audiences in order to maximize the return on investment for its clients' marketing investment.

TargetPacks.com. takes full advantage of WSi's decade of direct marketing experience and sophisticated data base technologies in order to carefully manage and build revenue from opt-in lists of other WSi proprietary sites, as well as those of other dot com companies.

WSI INTERACTIVE CORPORATION is an innovative Internet business development and marketing firm, whose objective is to capitalize on marketing opportunities on the Internet. WSI builds, manages and markets on-line businesses in the financial, e-tailing, e-commerce, entertainment and e-advertising sectors.

To receive information on WSi by e-mail or fax, please forward your Internet address / fax # to: info@ws-i.com / fax: 604 687 4990.


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WSi INTERACTIVE CORPORATION
Toll free:     1-888-388-4636
Telephone:     1-604-681-8589
Fax:           1-604-687-4990

Website:  www.ws-i.com

ON BEHALF OF THE COMPANY

"Theo Sanidas"

Theo Sanidas, President

This news release may contain forward-looking statements that involve risks and uncertainties, including the impact of competitive products and pricing and general economic conditions as they affect the Company's clients. Actual results and developments may therefore differ materially from those described in this release. No regulatory authority has reviewed nor accepted any responsibility for the adequacy or accuracy of the contents of this release.